UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

SENTINELONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40531	99-0385461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	444 Castro Street
	Suite 400
Mountain View	California	94041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 868-3733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	S	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02 Unregistered Sales of Equity Securities.

Prompt Security Transaction

On August 5, 2025, SentinelOne, Inc. (the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) to acquire Prompt Security, Inc. (the “Prompt Security Transaction”), which was completed on September 5, 2025. Pursuant to the Merger Agreement, consideration for the Prompt Security Transaction was paid, at the closing of the Prompt Security Transaction, in a combination of cash and shares of the Company’s Class A common stock (the “Company Common Stock”) totaling approximately $180 million. A portion of the consideration paid in connection with the Prompt Security Transaction consisted of 1,555,099 shares of Company Common Stock. Certain portions of the consideration for the acquisition (both cash and shares of Company Common Stock) have been held back by the Company to secure the indemnification obligations of certain securityholders of Prompt Security, Inc.

The issuance of shares of Company Common Stock in the Prompt Security Transaction was made solely to accredited investors, and in reliance on one or more of exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act, and Regulation S promulgated under the Securities Act, and the exemption from qualification under applicable state securities laws.

Observo Transaction

On September 8, 2025, the Company entered into an agreement and plan of reorganization (the “Agreement”) to acquire Observo, Inc. (the “Observo Transaction”). Pursuant to the Agreement, consideration for the Observo Transaction will be payable at the closing of the Observo Transaction in a combination of cash and shares of Company Common Stock totaling approximately $225 million. A portion of the consideration payable in connection with the Observo Transaction consists of an estimated 5,263,157 shares of Company Common Stock, 2,453,886 of which will be subject to vesting conditions following the closing of the Observo Transaction in accordance with the Agreement.

The Company expects to complete the Observo Transaction in the Company’s third quarter of fiscal year 2026, subject to any applicable regulatory approvals and customary closing conditions.

The issuance of shares of Company Common Stock in the Observo Security Transaction will be made solely to accredited investors, and in reliance on one or more of exemptions or exclusions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, and the exemption from qualification under applicable state securities laws.

Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding the expected timing of the completion of the Prompt Security Transaction and Observo Transaction. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results.  These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 filed with the United States Securities and Exchange Commission (the “SEC”) on March 26, 2025, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025 filed with the SEC on May 28, 2025 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, filed with the SEC on August 28, 2025, as well as other factors described from time to time in the Company’s filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTINELONE, INC.

Date: September 8, 2025	By:	/s/ Barbara Larson
Barbara Larson
Chief Financial Officer